EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Incentive Plan of our report dated February 10, 1998, except for information describing the three-for-two stock split in Note 1 and Note 3 as to which the date is February 23, 1998, with respect to the financial statements of International Telecommunication Data Systems, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



         Stamford, Connecticut                          /s/ Ernst & Young LLP
         June 15, 1998